EXHIBIT 99


INFOCROSSING, INC. [LOGO]

Contacts:

Chairman and Chief Executive Officer        Chief Financial Officer
Zach Lonstein                               William McHale
Infocrossing, Inc.                          Infocrossing, Inc.
(201) 840-4726                              (201) 840-4732
zlonstein@infocrossing.com                  wmchale@infocrossing.com

Media Relations                             Investor Relations
Michael Wilczak                             Matthew Hayden
Infocrossing, Inc.                          Hayden Communications, Inc.
(201) 840-4941                              (858) 704-5065
mwilczak@infocrossing.com                   matt@haydenir.com


                      INFOCROSSING ANNOUNCES ITS INCLUSION
                     IN THE NEW NASDAQ GLOBAL SELECT MARKET

                       - INFOCROSSING LISTED ON THE MARKET
           WITH THE HIGHEST INITIAL LISTING STANDARDS IN THE WORLD -

LEONIA, New Jersey, July 3, 2006 - Infocrossing, Inc. (NASDAQ: IFOX), a leading provider of strategic IT and business process outsourcing solutions, today announced that it is included in the new NASDAQ Global Select Market. The NASDAQ Global Select Market has the highest initial listing standards of any exchange in the world based on financial and liquidity requirements. Prior to the change, the company had been listed on the NASDAQ National Market.

Beginning today, NASDAQ-listed companies will be classified under three listing tiers -- NASDAQ Global Select Market, NASDAQ Global Market, and NASDAQ Capital Market. NASDAQ also plans to launch indexes based on these new tiers.

"Infocrossing is an example of an industry leader that has achieved superior listing standards, which clearly defines the essence of the NASDAQ Global Select Market," said Bruce Aust, Executive Vice President, Corporate Client Group. "NASDAQ is focused on leading a race to the top in terms of listing qualifications. In recognizing these companies, we are highlighting their achievement in meeting the requirements to be included in the market with the highest listing standards in the world."

NASDAQ announced the new three tier listing classification in February 2006. All three market tiers will maintain rigorous listing and corporate governance standards. For additional information about the NASDAQ Global Select Market, please go to: www.nasdaq.com/GlobalSelect.

About NASDAQ
NASDAQ is the largest U.S. electronic stock market. With approximately 3,200 companies, it lists more companies and, on average, trades more shares per day than any other U.S. market. It is home to companies that are leaders across all areas of business including technology, retail, communications, financial services, transportation, media and biotechnology. NASDAQ is the primary market for trading NASDAQ-listed stocks. For more information about NASDAQ, visit www.nasdaq.com or the NASDAQ Newsroom at http://www.nasdaq.com/newsroom/.

About Infocrossing, Inc. (http://www.infocrossing.com)
Infocrossing, Inc. (IFOX) is a provider of selective IT outsourcing services, delivering the computing platforms and proprietary systems that enable companies, regardless of industry, to process data and share information within their business, and between their customers, suppliers and distribution channels. Leading companies leverage Infocrossing's robust computing infrastructure, skilled technical team, and process-driven operations to reduce costs and improve service delivery by outsourcing the operation of mainframes, mid-range, open system servers, networks, and business processes to Infocrossing.

Safe Harbor Statement
This release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. As such, final results could differ from estimates or expectations due to risks and uncertainties, including, but not limited to: incomplete or preliminary information; changes in government regulations and policies; continued acceptance of the Company's products and services in the marketplace; competitive factors; closing contracts with new customers on favorable terms; expanding services to existing customers; new products; technological changes; the Company's dependence upon third-party suppliers; intellectual property rights; difficulties with the identification, completion, and integration of acquisitions, including the integration of Infocrossing Healthcare Services, Inc., f/k/a Verizon Information Technologies Inc. and (i)Structure, LLC; and other risks. For any of these factors, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended.


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